Friedman's
                          The Value Leader Since 1920

                 171 Crossroads Parkway Savannah, Georgia 31422
                       PO Box 8025Savannah, Georgia 31412


For Immediate Release

Contacts:
Sue Tremblay                        Jane D'Arcy
Trion Communications                Trion Communications
(401) 453-3100 ext. 110             (401) 453-3100 ext. 104
stremblay@trioncom.com              jdarcy@trioncom.com


            FRIEDMAN'S NAMES STEVE MOORE CHIEF ADMINISTRATIVE OFFICER
                               AND GENERAL COUNSEL

SAVANNAH, GA (June 29, 2004) - Friedman's Inc. (OTC non-BB: FRDM), the value leader in fine jewelry retailing, today announced that Steve Moore has been named Chief Administrative Officer, General Counsel and Secretary. Moore comes to Friedman's from Service Merchandise Company, Inc. where he served in the same capacity.

"We are serious about putting together a seasoned team that can move quickly and aggressively to get Friedman's on the right track," said Allan Edwards, Executive Chairman of the Board of Friedman's. "Steve's legal background, combined with his experience working through and resolving complex operational issues, will make him a strong asset to the Company. We are confident that we have found the right person to help move Friedman's towards a successful future."

In addition to focusing on the Company's legal and compliance issues, Moore will serve as Secretary and will manage various business units such as risk management, real estate, human resources, and communications.

"Steve is the natural choice for CAO," said CEO Sam Cusano. "He is results-focused, and a problem solver with hands-on experience managing challenging situations. Having worked closely together for twelve years, I know Steve, in addition to being extremely talented, shares my commitment to integrity and hard work."

"I am very happy to be joining Friedman's," said Moore. "I am anxious to roll up my sleeves and begin working with Sam and all of the Friedman's associates to stabilize the Company and improve our standards of operations."

The Company also announced today that President and COO Doug Anderson has resigned to pursue other interests. CEO Sam Cusano will assume the role of President.
                                     -more-
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About Friedman's

Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to comply with the terms of its credit facility; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the ability of the company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability there under and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.



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